Exhibit 99.1

JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder”) is dated as of October 28, 2016 by and among Joseph Grace, Edwin R. Lozano, James G. McRitchie, Gary W. Spiro, Mathew D. Tekulsky, Jeffrey T. Glidden and Jeffrey V. Hembrock (collectively, the “Existing Members”) and Bruce Nierenberg and David Robinov (collectively, the “New Members”).

WHEREAS, the Existing Members are parties to that certain Joint Filing and Solicitation Agreement dated as of October 20, 2016 (the “Agreement”), pursuant to which the Existing Members formed a “group” (as contemplated by Section 13(d) of the Securities Exchange Act of 1934, as amended) for the purpose of (i) soliciting proxies or written consents for the election of the persons nominated by the Group to the Board at the 2016 Annual Meeting, (ii) taking such other actions as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing; and

WHEREAS, the New Members desire to join the group formed by the Existing Members.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.           Effective immediately, the New Members are joined as parties to the Agreement.

2.           The New Members agree to be bound by the terms of the Agreement, the terms of which are incorporated herein and made a part hereof.

3.           This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[Signature page on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

/s/ Joseph Grace
Joseph Grace

/s/ Edwin R. Lozano
Edwin R. Lozano

/s/ James G. McRitchie
James G. McRitchie

/s/ Bruce Nierenberg
Bruce Nierenberg

/s/ David Robinov
David Robinov

/s/ Gary W. Spiro
Gary W. Spiro

/s/ Mathew D. Tekulsky
Mathew D. Tekulsky

/s/ Jeffrey T. Glidden
Jeffrey T. Glidden

/s/ Jeffrey V. Hembrock
Jeffrey V. Hembrock